UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2023

Appgate, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52776	20-3547231
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

2 Alhambra Plaza, Suite PH-1-B, Coral Gables, FL 33134
(Address of principal executive offices) (Zip Code)

(866) 524-4782
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer and President

On January 4, 2023, the Board of Directors (the “Board”) of Appgate, Inc., a Delaware corporation (the “Company”), appointed Leo Taddeo, the Company’s current Chief Information Security Officer, as the Company’s Chief Executive Officer (principal executive officer) and President and as a Director, in each case effective on January 4, 2023. The Board appointed Mr. Taddeo as a Class II Director to fill the vacancy created by Mr. Barry Field’s resignation, as described below, and Mr. Taddeo will serve as a Director until the next election of the Class II Directors and until his successor shall be elected and qualified, or until his earlier death, resignation, retirement, disqualification or removal. In addition, upon his appointment as Chief Executive Officer and President, Mr. Taddeo no longer serves as the Company’s Chief Information Security Officer.

Mr. Taddeo, 57 years old, prior to his appointment as Chief Executive Officer and President, served as Chief Information Security Officer of the Company and President of Appgate Federal, positions he had held since February 2022. Previously, Mr. Taddeo was Chief Information Security Officer and President of Cyxtera Federal Group from January 2019 to February 2022 and Chief Information Security Officer of Cyxtera Technologies, Inc. from May 2017 to January 2019. From 1995 to 2015, Mr. Taddeo served as a Special Agent with the Federal Bureau of Investigation, including most recently as the Special Agent in Charge of the Cyber/Special Operations Division, the top FBI executive in New York City in charge of investigating cyber-attacks against private and government networks. Mr. Taddeo received his B.S. in Applied Physics from Rensselaer Polytechnic Institute and J.D. from St. John’s University. Mr. Taddeo’s qualifications to serve on the Board include his familiarity with the Company’s business and operations, as well as his leadership, management and technology experience, particularly in the Company’s industry.

In his capacity as the Company’s Chief Executive Officer and President, Mr. Taddeo is entitled to an annual base salary of $300,000 and is eligible to receive an annual bonus in an amount equal to 50% of his annual base salary. Mr. Taddeo will not receive any additional compensation in consideration for serving as a Director of the Company.

There are no family relationships between Mr. Taddeo and any director or executive officer of the Company, and Mr. Taddeo does not have any other direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Taddeo and any other persons pursuant to which he was selected as Chief Executive Officer and President and a Director of the Company.

Separation of Barry Field

On January 4, 2023, Barry Field tendered his resignation as both a director and as the Company’s Chief Executive Officer, with such resignation becoming effective on such date (the “Field Separation Date”). Mr. Field’s resignation from the Board was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In connection with Mr. Field’s resignation, on the Field Separation Date, the Company entered into a Separation Agreement and Release with Mr. Field (the “Field Separation Agreement”), pursuant to which Mr. Field will be entitled to the following benefits:

•a cash severance payment equal to Mr. Field’s annual base salary and corresponding one-year target bonus, paid ratably over a twelve month period following the Field Separation Date (the “Field Separation Period”), for a total gross amount equal to $738,000;
•payment of Mr. Field’s premiums for continued health benefits provided under COBRA for the Field Separation Period; and
•payment of Mr. Field’s annual bonus, if any, for the fiscal year 2022 and his employment period during the fiscal year 2023 (collectively, the “Bonus Payments”). As of the Field Separation Date, the Board had not determined the amount of the Bonus Payments, but the Company will pay Mr. Field the Bonus Payments, if any, at the same time the applicable bonus payments are paid in the ordinary course to actively employed senior executives in accordance with the terms of the Field Separation Agreement.

The Field Separation Agreement additionally includes a customary general release of claims by Mr. Field in favor of the Company and certain related persons and parties.

Separation of Jawahar Sivasankaran

On January 4, 2023, Jawahar Sivasankaran tendered his resignation as the Company’s President and Chief Operating Officer, with such resignation becoming effective on such date (the “Sivasankaran Separation Date”). In
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connection with Mr. Sivasankaran’s resignation, on the Sivasankaran Separation Date, the Company entered into a Separation Agreement and Release with Mr. Sivasankaran (the “Sivasankaran Separation Agreement”), pursuant to which Mr. Sivasankaran will be entitled to the following benefits:

•a cash severance payment equal to Mr. Sivasankaran’s annual base salary, paid ratably over a twelve month period following the Sivasankaran Separation Date (the “Sivasankaran Separation Period”), for a total gross amount equal to $385,000; and
•payment of Mr. Sivasankaran’s premiums for continued health benefits provided under COBRA for the Sivasankaran Separation Period.

The Sivasankaran Separation Agreement additionally includes a customary general release of claims by Mr. Sivasankaran in favor of the Company and certain related persons and parties.

The foregoing descriptions of the Field Separation Agreement and the Sivasankaran Separation Agreement are only summaries and are qualified in their entireties by reference to the full text of the Field Separation Agreement and the Sivasankaran Separation Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference in this Item 5.02.

Item 7.01 Regulation FD Disclosure.

On January 9, 2023, the Company issued a press release relating to the matters described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference in this Item 7.01.

The information contained in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

10.1**	Separation Agreement and Release, dated January 4, 2023, by and between Appgate, Inc. and Barry Field

10.2**	Separation Agreement and Release, dated January 4, 2023, by and between Appgate, Inc. and Jawahar Sivasankaran

99.1	Press Release dated January 9, 2023

104	Cover Page Interactive Data File

** Management contract or compensation plan or arrangement.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2023	Appgate, Inc.

	By:	/s/ Leo Taddeo
Leo Taddeo
Chief Executive Officer and President
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